                  THE UNION CORPORATION AND SUBSIDIARIES           Item 6

                     Computation of Primary and Fully              Exhibit 11
                   Diluted Earnings Per Share (Unaudited)

              (Dollars in thousands, except per share amounts)




                                                                         Nine Months Ended March 31,
                                                       --------------------------------------------------------------

                                                                    1997                          1996
                                                       -----------------------------  -------------------------------
                                                       Number     Income              Number     Income
                                                       of         Net of   Per Share  of         Net of    Per Share
                                                       Shares     Taxes    Amount     Shares     Taxes     Amount
                                                       ---------  -------  ---------  ---------  -------   ----------

Primary Earnings:
----------------
Average common shares (based
 on weighted average number
 of shares outstanding)                                5,713,892                      5,596,870

Common stock equivalents
 (stock options)                                         191,792                        169,328
                                                       ---------                      ---------

Income from continuing
  operations                                           5,905,684   $5,524       $.94  5,766,198  $ 4,268        $ .74
                                                       =========                      =========

Discontinued operations loss
 provision (net of tax)                                        -        -          -  5,766,198   (2,065)        (.36)
                                                       =========  -------  ---------  =========  -------   ----------

Net income                                             5,905,684   $5,524       $.94  5,766,198  $ 2,203        $ .38
                                                       =========  =======  =========  =========  =======   ==========


Fully Diluted Earnings:
----------------------
Average common shares (based
  on weighted average number
  of shares outstanding)                               5,713,892                      5,596,870

Common stock equivalents
  (stock options)                                        192,814                        193,108
                                                       ---------                        -------

Income from continuing
 operations                                            5,906,706   $5,524       $.94  5,789,978  $ 4,268        $ .74
                                                       =========                      =========

Discontinued operations loss
 provision (net of tax)                                        -        -          -  5,789,978   (2,065)        (.36)
                                                       =========  -------  ---------  =========  -------   ----------

Net income                                             5,906,706   $5,524       $.94  5,789,978  $ 2,203        $ .38
                                                       =========  =======  =========  =========  =======   ==========


                    THE UNION CORPORATION AND SUBSIDIARIES               Item 6

                       Computation of Primary and Fully              Exhibit 11
                    Diluted Earnings Per Share (Unaudited)

               (Dollars in thousands, except per share amounts)



                                                                    Three Months Ended March  31,
                                                          ---------------------------------------------------------------
                                                                       1997                            1996
                                                          ------------------------------  -------------------------------
                                                           Number     Income                Number     Income
                                                            of        Net of   Per Share      of       Net of   Per Share
                                                           Shares     Taxes      Amount     Shares     Taxes     Amount
                                                          --------  ---------  ---------  ---------  ------     ---------
Primary Earnings:
----------------
Average common shares (based
 on weighted average number
 of shares outstanding)                                  5,730,352                         5,629,735

Common stock equivalents
 (stock options)                                           177,115                           195,030
                                                         ---------                         ---------

Net income                                               5,907,467   $ 2,526       $ .43   5,824,765  $   2,093  $    .36
                                                         =========    ======        ====   =========  =========    ======

Fully Diluted Earnings:
-----------------------
Average common shares (based
on weighted average number
of shares outstanding)                                   5,730,352                         5,629,735

Common stock equivalents
(stock options)                                            177,147                           195,880
                                                         ---------                         ---------

Net income                                               5,907,499   $ 2,526       $ .43   5,825,615  $   2,093  $   .36
                                                         =========    ======        ====   =========   ========   ======



                                      23